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EXHIBIT 10.3

EXHIBIT 10.3

PARENT UNDERTAKING AGREEMENT

    PARENT UNDERTAKING AGREEMENT, dated as of October 26, 2001, made by Dal-Tile International Inc., a corporation organized and existing under the laws of Delaware ("Dal-Tile International"), and Dal-Tile Group Inc., a corporation organized and existing under the laws of Delaware ("Dal-Tile Group" and, together with Dal-Tile International, the "Companies"), in favor of DTSC, Inc., a corporation organized and existing under the laws of Delaware (the "Purchaser"), the Investors and the Banks (as each such term is defined in the Sale Agreement referred to below) and Credit Lyonnais New York Branch, as agent (the "Agent") for the Investors and the Banks, and their respective successors and assigns (collectively, the "Beneficiaries").

  PRELIMINARY STATEMENTS:

    (1) Dal-Tile Corporation, a corporation organized and existing under the laws of Pennsylvania (the "Originator") has entered into a Purchase and Contribution Agreement dated as of October 26, 2001 with the Purchaser (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Originator Agreement," the terms defined therein and not otherwise defined herein being used herein as defined therein or in the Sale Agreement (as defined below)), pursuant to which the Originator may transfer Receivables and other financial assets to the Purchaser, either by sale or by contribution to the capital of the Purchaser.

    (2) The Originator, the Purchaser, Atlantic Asset Securitization Corp., as an Investor, Credit Lyonnais New York Branch, as a Bank, and the Agent have entered into a Receivables Purchase Agreement dated as of October 26, 2001 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Sale Agreement"), pursuant to which the Purchaser may sell Receivables and other financial assets (or interests therein) to the Investors and/or the Banks.

    (3) Dal-Tile Group, as the owner of all of the outstanding shares of stock of the Originator, and Dal-Tile International, as the owner of all of the outstanding shares of stock of Dal-Tile Group, will derive substantial benefit from the transactions contemplated under the Originator Agreement and the Sale Agreement.

    (4) It is a condition precedent to the acquisition of Receivables by the Purchaser under the Originator Agreement and to the acquisition of Receivables (or interests therein) by the Investors and/or the Banks under the Sale Agreement that the Companies shall have executed and delivered this Agreement.

    NOW, THEREFORE, in consideration of the premises and in order to induce the Purchaser to purchase Receivables under the Originator Agreement and the Investors and the Banks to make purchases under the Sale Agreement, the Companies hereby agree as follows:

    SECTION 2.  Unconditional Undertaking.   The Companies hereby jointly and severally, unconditionally and irrevocably undertake and agree with and for the benefit of the Beneficiaries to cause the due and punctual performance and observance by the Originator and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of the Originator (whether as Originator, Collection Agent or otherwise) to be performed or observed under the Originator Agreement, the Sale Agreement, each other Transaction Document (as defined under the Sale Agreement) and any document delivered in connection with any of the foregoing in accordance with the terms thereof (each of the foregoing, collectively, the "Applicable Documents"), including, without limitation, the punctual payment when due of all obligations of the Originator now or hereafter existing under the Applicable Documents, whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the "Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Beneficiaries in enforcing any rights under this Agreement; provided, that, in no event, shall the undertaking contained herein constitute a guaranty of the ability to collect on, or payment of, the Transferred Receivables. In the event that the Originator shall fail in any manner whatsoever to perform or observe any of the Obligations when the same shall be required to be performed or observed under any Applicable Document, then the Companies will themselves duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Obligation, and it shall not be a condition to the accrual of the obligation of the Companies hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that any Beneficiary shall have first made any request of or demand upon or given any notice to either Company or to the Originator or their respective successors or assigns, or have instituted any action or proceeding against any Company or the Originator or their respective successors or assigns in respect thereof.

    SECTION 3.  Obligation Absolute.   Each Company undertakes that the Obligations will be performed or paid strictly in accordance with the terms of the Applicable Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiaries with respect thereto. The obligations of the Companies under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against either or both of the Companies to enforce this Agreement, irrespective of whether any action is brought against the Originator or whether the Originator is joined in any such action or actions. The liability of the Companies under this Agreement shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforceability of any Applicable Document;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Applicable Document, including, without limitation, any increase in the Obligations resulting from additional purchases of Receivables (or interests therein) or otherwise;

      (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

      (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Originator or any of its subsidiaries;

      (e) any change, restructuring or termination of the corporate structure or existence of the Originator or any of its subsidiaries; or

      (f)  any other circumstance (other than satisfaction in full or termination of the Obligations in accordance with the terms of the Applicable Documents) that might otherwise constitute a defense available to, or a discharge of, the Originator or a guarantor.

    This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Beneficiaries upon the insolvency, bankruptcy or reorganization of the Originator or otherwise, all as though payment had not been made.

    SECTION 4.  Waiver.   The Companies hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Originator or any other person or entity or any collateral.

    SECTION 5.  Subrogation.   The Companies hereby defer and subordinate all rights of subrogation against the Originator and its property and all rights of indemnification, contribution and reimbursement from the Originator and its property, in each case in connection with this Agreement and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise until satisfaction in full of the Obligations.

    SECTION 6.  Representations and Warranties.   Each Company hereby represents and warrants as to itself as follows:

      (a) Such Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

      (b) The execution, delivery and performance by such Company of this Agreement are within such Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Company's organizational documents or (ii) law or any contractual restriction binding on or affecting such Company.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Company of this Agreement.

      (d) This Agreement is the legal, valid and binding obligation of such Company enforceable against such Company in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) and other similar laws now or hereafter in effect affecting creditors rights generally.

      (e) The consolidated balance sheet of Dal-Tile International and its consolidated subsidiaries as at December 29, 2000, and the related consolidated statement of income and retained earnings of Dal-Tile International and its consolidated subsidiaries for the fiscal year then ended, copies of which have been furnished to the Beneficiaries, fairly present, in all material respects, the financial condition of Dal-Tile International and its consolidated subsidiaries as at such date and the results of the operations of Dal-Tile International and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 29, 2000 there has been no material adverse change in the business, financial condition or operations of Dal-Tile International and its consolidated subsidiaries taken as a whole that could reasonably be expected to adversely affect the value or collectibility of the Receivables or the ability of the Purchaser or the Originator to collect the Receivables or otherwise perform its obligations under the Applicable Documents.

      (f)  There is no pending or threatened action or proceeding affecting any Company or any of its subsidiaries before any court, governmental agency or arbitrator, which may reasonably be expected to materially adversely affect (i) the financial condition or operations of such Company or any of its subsidiaries or (ii) the ability of such Company to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

      (g) Each information, financial statement, document, book, record and report furnished or to be furnished at any time by any Company to any Beneficiary in connection with this Agreement is or will be accurate in all material respects as of its date and (except as otherwise disclosed to such Beneficiary at such time) as of the date so furnished, and no such information, financial statement, document, book, record or report contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

      (h) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

      (i)  As of the date hereof and prior to the date, if any, of the merger contemplated in Section 6(c) below, Dal-Tile International is the owner of all of the outstanding shares of stock of

  Dal-Tile Group and Dal-Tile Group is the owner of all of the outstanding shares of stock of the Originator.

    SECTION 7.  Covenants.   Each Company covenants and agrees that, until the later of the Facility Termination Date and the date on which all Receivables shall have either been collected in full or become Defaulted Receivables, such Company will, unless each Beneficiary shall otherwise consent in writing:

      (a)  Compliance with Laws, Etc.  Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties.

      (b)  Preservation of Corporate Existence.  Except upon consummation, if at all, of the merger contemplated in Section 6(c) below, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each relevant jurisdiction, except to the extent that the failure so to preserve and maintain such existence, rights, franchises, privileges and qualification would not materially adversely affect the interests of the Beneficiaries hereunder, or the ability of such Company to perform its obligations hereunder.

      (c)  Stock Ownership.  In the case of Dal-Tile International, be the registered and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of Dal-Tile Group and, in the case of Dal-Tile Group, be the registered and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of the Originator, provided that Dal-Tile Group may merge with and into Dal-Tile International, with Dal-Tile International being the surviving corporation, so long as Dal-Tile International is the registered and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of the Originator.

      (d)  Notice Regarding Credit Agreement.  At least three Business Days prior to the effectiveness of any amendment or waiver of any provision under the Credit Agreement, and as soon as possible and in any event within three Business Days after the occurrence of any "Event of Default" under the Credit Agreement, deliver a copy of such amendment or waiver and a written notice of such occurrence to the Agent.

    SECTION 8.  Additional Covenants Dal-Tile International.   Dal-Tile International covenants and agrees that, until the later of the Facility Termination Date and the date on which all Receivables shall have either been collected in full or become Defaulted Receivables, Dal-Tile International will, unless each Beneficiary shall otherwise consent in writing:

      (a)  Maintenance of Net Worth.  Not permit the Consolidated Net Worth of Dal-Tile International, at the end of any fiscal quarter of Dal-Tile International, to be less than an amount equal to the sum of (i) $262,977,000 and (ii) 50% of aggregate Consolidated Net Income of Dal-Tile International for each fiscal quarter ending after June 29, 2001 for which the Consolidated Net Income of Dal-Tile International is positive.

      (b)  Maintenance of Consolidated Interest Coverage Ratio.  Not permit, for any period of four consecutive fiscal quarters of Dal-Tile International ending on the last day of any fiscal quarter of Dal-Tile International, the Consolidated Interest Coverage Ratio of Dal-Tile International for such period to be less than 2.50 to 1.00.

      (c)  Maintenance of Consolidated Leverage Ratio.  Not permit, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of Dal-Tile International, the Consolidated Leverage Ratio of Dal-Tile International for such period to be greater than 3.25 to 1.00.

      (d)  Reporting Requirements.  Furnish to the Purchaser and the Agent:

        (ii) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of Dal-Tile International, an unaudited consolidated balance sheet of Dal-Tile International and its consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of Dal-Tile International and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year of Dal-Tile International and ending with the end of such quarter, certified by the chief financial officer or treasurer of Dal-Tile International;

        (iii) as soon as available and in any event within 90 days after the end of each fiscal year of Dal-Tile International, a copy of the annual report for such fiscal year of Dal-Tile International and its consolidated Subsidiaries, containing consolidated financial statements for such year audited by Ernst & Young or other independent public accountants acceptable to the Agent; and

        (iv) promptly after the sending or filing thereof, copies of all reports that Dal-Tile International sends to any of its security holders generally, and copies of all Form 10-K, Form 10-Q and Form 8-K reports and all other reports and registration statements that Dal-Tile International or any Subsidiary thereof files with the Securities and Exchange Commission or any national securities exchange.

      (e)  Definitions.  As used in this Section 7, the following terms shall have the following meanings:

          "Consolidated Interest Coverage Ratio" and any defined terms included in, or otherwise affecting, the definition of Consolidated Interest Coverage Ratio in the Credit Agreement shall each have the meanings set forth in the definitions of such terms in the Credit Agreement as in effect on the date hereof and giving effect solely to any subsequent amendments or waivers thereto which were granted at a time when the Agent was a party to the Credit Agreement (but only to the extent that a written statement (which such statement shall be requested by the Agent to the extent the Agent deems such statement to be required under the terms of any agreement governing the activities of any Investor) has been obtained from each Relevant Rating Agency that the rating of the commercial paper of each Investor that is rated by such Relevant Rating Agency will not be downgraded or withdrawn solely as a result of such amendment or waiver) or which are specifically approved in writing by the Agent at a time when the Agent is not a party to the Credit Agreement.

          "Consolidated Leverage Ratio" and any defined terms included in, or otherwise affecting, the definition of Consolidated Leverage Ratio in the Credit Agreement shall each have the meanings set forth in the definitions of such terms in the Credit Agreement as in effect on the date hereof and giving effect solely to any subsequent amendments or waivers thereto which were granted at a time when the Agent was a party to the Credit Agreement (but only to the extent that a written statement (which such statement shall be requested by the Agent to the extent the Agent deems such statement to be required under the terms of any agreement governing the activities of any Investor) has been obtained from each Relevant Rating Agency that the rating of the commercial paper of each Investor that is rated by such Relevant Rating Agency will not be downgraded or withdrawn solely as a result of such amendment or waiver) or which are specifically approved in writing by the Agent at a time when the Agent is not a party to the Credit Agreement.

          "Consolidated Net Income" and any defined terms included in, or otherwise affecting, the definition of Consolidated Net Income in the Credit Agreement shall each have the meanings set forth in the definitions of such terms in the Credit Agreement as in effect on the date hereof and giving effect solely to any subsequent amendments or waivers thereto which were granted at a time when the Agent was a party to the Credit Agreement (but only to the extent that a written statement (which such statement shall be requested by the Agent to the extent the Agent deems such statement to be required under the terms of any agreement governing the activities of any Investor) has been obtained from each Relevant Rating Agency that the rating of the commercial paper of each Investor that is rated by such Relevant Rating Agency will not be downgraded or withdrawn solely as a result of such amendment or waiver) or which are specifically approved in writing by the Agent at a time when the Agent is not a party to the Credit Agreement.

          "Consolidated Net Worth" and any defined terms included in, or otherwise affecting, the definition of Consolidated Net Worth in the Credit Agreement shall each have the meanings set forth in the definitions of such terms in the Credit Agreement as in effect on the date hereof and giving effect solely to any subsequent amendments or waivers thereto which were granted at a time when the Agent was a party to the Credit Agreement (but only to the extent that a written statement (which such statement shall be requested by the Agent to the extent the Agent deems such statement to be required under the terms of any agreement governing the activities of any Investor) has been obtained from each Relevant Rating Agency that the rating of the commercial paper of each Investor that is rated by such Relevant Rating Agency will not be downgraded or withdrawn solely as a result of such amendment or waiver) or which are specifically approved in writing by the Agent at a time when the Agent is not a party to the Credit Agreement.

    SECTION 9.  Amendments, Etc.   No amendment or waiver of any provision of this Agreement or consent to any departure by any Company herefrom shall be effective unless in a writing signed by each Beneficiary (and, in the case of any amendment, also signed by the Companies), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 10.  Addresses for Notices.   All notices and other communications hereunder shall be in writing (which shall include facsimile communication) and faxed or delivered, if to any Beneficiary, at its address set forth under its name on the signature pages of the Sale Agreement and if to a Company, at its address set forth under its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

    SECTION 11.  No Waiver; Remedies.   No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    SECTION 12.  Continuing Agreement; Assignments under Originator Agreement.   This Agreement is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Agreement and (y) the Facility Termination Date (as defined under the Sale Agreement), (ii) be binding upon each Company, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, each Beneficiary and its successors, transferees and assigns. Each Beneficiary (and any assignee thereof) may at any time assign any and all of its rights hereunder to any other person or entity without the consent of the Companies or the Originator, whereupon (i) each reference herein to such Beneficiary shall mean and be a reference to such assignee and (ii) such assignee may enforce this Agreement to the fullest extent as if it were a named party hereto. Without limiting the generality of the foregoing, each Company acknowledges and consents to the assignment by the Purchaser, under and in connection with the Sale Agreement, of all of the Purchaser's right, title and interest in, to and under this Agreement to the Agent for the benefit of the Investors and the Banks and each Company agrees that at all times that the Sale Agreement shall be in effect (i) any claim made by the Purchaser hereunder shall be deemed made for the benefit of the Agent and the Investors and the Banks and (ii) any payment or remittance to be made hereunder by any Company in respect of any claim being made by or in respect of the Purchaser or the Purchaser's interest under the Originator Agreement shall be paid or remitted to the Agent for the benefit of the Investors and the Banks.

    SECTION 13.  Governing Law.   This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the law of the State of New York without regard to any conflict of laws principles thereof that would call for the application of the laws of any other jurisdiction.

    IN WITNESS WHEREOF, each Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DAL-TILE INTERNATIONAL INC.
By:
Title:
7834 C.F. Hawn Freeway P.O. Box 170130 Dallas, Texas 75217 Attention: Scott Veldman Facsimile Number: (214) 309-4390
DAL-TILE GROUP INC.
By:
Title:
7834 C.F. Hawn Freeway P.O. Box 170130 Dallas, Texas 75217 Attention: Scott Veldman Facsimile Number: (214) 309-4390

ASSIGNMENT OF PARENT UNDERTAKING AGREEMENT

    The undersigned hereby assigns all of its right, title and interest in and to the foregoing Parent Undertaking Agreement to Credit Lyonnais New York Branch, in its capacity as agent (the "Agent") for the Investors and the Banks under and as defined in the Receivables Purchase Agreement dated as of October 26, 2001 by and among DTSC, Inc. (the "Purchaser"), the Agent and certain other parties, as the same may be amended, restated, supplemented or otherwise modified from time to time. Dal-Tile International Inc. and Dal-Tile Group Inc. (the "Companies") acknowledge such assignment and agree that the Agent may further assign, without notice, its right, title and interest in and to the Parent Undertaking Agreement without the consent of any person or entity. The Agent, as the assignee of the Purchaser, shall have the right to enforce the Parent Undertaking Agreement, and to directly exercise all of the Purchaser's rights and remedies under the Parent Undertaking Agreement, and the Companies agree to cooperate fully with the Agent in the exercise of such rights and remedies thereunder.

DTSC, INC.
By:
Name: Title:

Acknowledged and agreed to
this 26th day of October, 2001

DAL-TILE INTERNATIONAL INC.

By:
Name: Title:
DAL-TILE GROUP INC.
By:
Name: Title:

TABLE OF CONTENTS

SECTION 1.	Unconditional Undertaking
SECTION 2.	Obligation Absolute
SECTION 3.	Waiver
SECTION 4.	Subrogation
SECTION 5.	Representations and Warranties
SECTION 6.	Covenants
(a) Compliance with Laws, Etc.
(b) Preservation of Corporate Existence
(c) Stock Ownership
(d) Notice Regarding Credit Agreement
SECTION 7.	Additional Covenants Dal-Tile International
(a) Maintenance of Net Worth
(b) Maintenance of Consolidated Interest Coverage Ratio
(c) Maintenance of Consolidated Leverage Ratio
(d) Reporting Requirements
(e) Definitions
SECTION 8.	Amendments, Etc.
SECTION 9.	Addresses for Notices
SECTION 10.	No Waiver; Remedies
SECTION 11.	Continuing Agreement; Assignments under Originator Agreement
SECTION 12.	Governing Law